Exhibit 99.1

SPS Holdco, LLC

and Subsidiaries

Consolidated Financial Report

June 30, 2017

Independent Auditor’s Report

To the Members

SPS Holdco, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of SPS Holdco, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPS Holdco, LLC and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

New York, New York

November 10, 2017

SPS Holdco, LLC and Subsidiaries

Consolidated Balance Sheets

	As of December 31,		As of June 30,
	2015	2016	2017
			(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,822,828	$7,737,230	$5,088,479
Restricted cash	414,450	214,061	26,480
Accounts receivable, net of allowance for doubtful accounts of $1,076,877 and $1,166,877 as of December 31, 2015 and 2016 and $1,299,967 as of June 30, 2017 (unaudited)	78,343,192	62,489,261	37,665,238
Inventory, net	14,552,762	11,214,600	5,639,714
Prepaid expenses	6,532,738	10,093,951	10,463,618

Total current assets	103,665,970	91,749,103	58,883,529

Property and equipment, net	15,676,193	19,554,127	21,211,127

Other assets:
Security deposits	388,352	444,125	442,596
Goodwill	143,129,550	71,916,000	71,916,000
Intangible assets, net	36,497,163	27,540,657	24,363,255

Total other assets	180,015,065	99,900,782	96,721,851

	$299,357,228	$211,204,012	$176,816,507

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	28,457,305	38,800,776	32,526,395
Accrued compensation	8,108,849	9,522,931	854,039
Other accrued expenses	23,275,823	15,637,251	6,687,209
Deferred revenue, current portion	28,734,547	17,789,122	19,033,254
Sales tax payable	1,044,829	1,218,566	468,657
Long-term debt, current portion	4,370,417	68,596,273	69,039,932
Line of credit	—	6,935,620	9,424,346
Due to shareholder	287,500	—	—
Customer deposits	3,181,431	4,433,426	3,735,591

Total current liabilities	97,460,701	162,933,965	141,769,423
Long-term liabilities:
Long-term debt, net of current portion and debt discount	67,708,975	—	—
Line of credit	10,500,000	—	—
Capital lease obligations, net of current portion	159,632	17,221	13,201
Deferred revenue, net of current portion	3,571,357	2,652,718	2,221,716

Total liabilities	179,400,665	165,603,904	144,004,340

Members’ equity	119,956,563	45,600,108	32,812,166

	$299,357,228	$211,204,012	$176,816,506

See notes to consolidated financial statements.

SPS Holdco, LLC and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,		Six Months Ended June 30,
	2015	2016	2016	2017
			(unaudited)
Net sales
Product	$112,560,718	$120,093,980	$54,186,039	$45,587,707
Services	197,519,930	201,370,199	99,202,595	91,007,593

Total net sales	310,080,648	321,464,179	153,388,634	136,595,300
Cost of goods sold
Product	90,950,126	95,071,566	45,183,897	36,983,107
Services	120,573,756	125,804,757	60,386,112	61,263,915

Total cost of sales	211,523,882	220,876,323	105,570,009	98,247,022

Gross profit	98,556,766	100,587,856	47,818,625	38,348,278
Operating expenses:
Selling, general and administrative expenses	80,151,622	86,074,608	40,111,664	42,460,746
Depreciation and amortization	11,682,124	11,740,829	5,826,197	5,082,007
Impairment of goodwill	—	70,861,416	—	—

Operating expenses	91,833,746	168,676,853	45,937,861	47,542,753

Operating income (loss)	6,723,020	(68,088,997)	1,880,764	(9,194,475)

Other income (expense):
Interest income	557	29,061	27,199	650
Interest expense	(5,915,156)	(6,156,737)	(2,782,644)	(3,721,967)

	(5,914,599)	(6,127,676)	(2,755,445)	(3,721,317)

Income (loss) before provision for state income taxes	808,421	(74,216,673)	(874,681)	(12,915,792)
Provision for state income taxes	395,405	167,622	126,025	76,480

Net income (loss)	$413,016	$(74,384,295)	$(1,000,706)	$(12,992,272)

See notes to consolidated financial statements.

SPS Holdco, LLC and Subsidiaries

Consolidated Statements of Members’ Equity

	Common		Accumulated	Notes Receivable	Total
	Units	Amount	Earnings	for Stock	Members’ Equity
Balance, January 1, 2015	115,507,173	$113,225,924	$5,735,018	$—	$118,960,942
Repurchase of common units - shareholder	(250,000)	(287,500)	—	—	(287,500)
Issuance of common units	500,000	500,000	—	—	500,000
Note receivable issued in exchange for common units	400,000	400,000		(400,000)	—
Unit based compensation	—	—	370,105	—	370,105
Net income	—	—	413,016	—	413,016

Balance, December 31, 2015	116,157,173	113,838,424	6,518,139	(400,000)	119,956,563
Repurchase of common units and forgiveness of note receivable - related party	(400,000)	(400,000)	—	400,000	—
Repurchase of common units - shareholder	(100,000)	(100,000)	—	—	(100,000)
Note receivable issued in exchange for common units	86,957	86,957	13,043	(100,000)	—
Unit based compensation	—	—	127,840	—	127,840
Net loss	—	—	(74,384,295)	—	(74,384,295)

Balance, December 31, 2016	115,744,130	$113,425,381	$(67,725,273)	$(100,000)	$45,600,108
Unit based compensation	—	—	204,330	—	204,330
Net loss	—	—	(12,992,272)	—	(12,992,272)

Balance, June 30, 2017 (unaudited)	115,744,130	$113,425,381	$(80,513,215)	$(100,000)	$32,812,166

See notes to consolidated financial statements.

SPS Holdco, LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,		Six Months Ended June 30,
	2015	2016	2016	2017
			(unaudited)
Cash flows from operating activities:
Net income (loss)	$413,016	$(74,384,295)	$(1,000,706)	$(12,992,272)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,781,611	14,719,584	7,237,746	6,371,358
Accretion of debt discount	618,112	887,299	309,056	309,056
Bad debt (recoveries) expense	(663,614)	502,464	40,000	—
Unit based compensation	370,105	127,840	63,920	204,330
Impairment of goodwill	—	70,861,416	—	—
Other non cash items	—	—	301,550	—
Change in operating assets and liabilities, net of acquisitions:
Decrease in restricted cash	48,190	200,389	20,570	187,581
(Increase) decrease in accounts receivable	(12,739,019)	15,223,671	30,213,548	24,824,023
(Increase) decrease in inventory	(3,028,038)	3,338,162	1,837,715	5,574,886
Increase in prepaid expenses	(102,432)	(3,561,213)	(4,966,709)	(369,667)
Increase (decrease) in accounts payable	6,915,484	10,343,471	(3,762,157)	(6,274,379)
Decrease in accrued expenses and sales tax payable	(4,436,808)	(6,050,752)	(10,496,317)	(18,368,843)
Increase (decrease) in deferred revenue	2,684,583	(11,864,064)	(7,152,332)	813,130
Increase (decrease) in customer deposits	39,926	1,251,995	1,444,790	(697,835)

Net cash provided by (used in) operating activities	4,901,116	21,595,967	14,090,674	(418,632)

Cash flows from investing activities:
Purchase of equipment	(9,357,466)	(9,641,013)	(6,345,290)	(4,716,364)
Increase in purchase price consideration - Adcap	—	479,930	479,930	—
Increase in security deposits and other	(76,586)	(55,773)	21,925	1,529
Cash paid for acquisitions	(18,205,274)	—	—	—

Net cash used in investing activities	(27,639,326)	(9,216,856)	(5,843,435)	(4,714,835)

Cash flows from financing activities:
Principal payment of debt and capital leases	(6,681,877)	(8,077,209)	(2,153,353)	(4,020)
Proceeds from issuance of holder units	500,000	—	—	—
Proceeds from (payments of) line of credit	10,500,000	—	(5,000,000)	2,488,736
Repurchase of units	—	(387,500)	(287,500)	—

Net cash provided by (used in) financing activities	4,318,123	(8,464,709)	(7,440,853)	2,484,716

Net (decrease) increase in cash and cash equivalents	(18,420,087)	3,914,402	806,384	(2,648,751)
Cash and cash equivalents:
Beginning	22,242,915	3,822,828	3,822,828	7,737,230

Ending	$3,822,828	$7,737,230	$4,629,212	$5,088,479

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$5,942,860	$5,090,280	$2,825,704	$736,704

Income taxes	$590,816	$103,371	$—	$—

Summary of Noncash Items:
Issuance of note payable in exchange for common units	$287,500	$100,000	$—	$—

Acquisition of equipment under capital leases	$180,454	$—	$—	$—

SPS Holdco, LLC and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

	Year Ended December 31,		Six Months Ended June 30,
	2015	2016	2016	2017
			(unaudited)
Supplemental disclosures of non-cash financing activities:
Acquisition of ExtraTeam, Inc:
Working capital assets acquired	$3,299,144	$—	$—	$—
Property and equipment	155,697	—	—	—
Security deposits	10,000	—	—	—
Intangible assets, subject to amortization	1,000,000	—	—	—
Goodwill	7,286,171	—	—	—
Working capital liabilities assumed	(3,410,710)	—	—	—

	$8,340,302	$—	$—	$—

Acquisition of AdCap Network Systems, Inc.:
Working capital assets acquired	$3,076,876	$—	$—	$—
Property and equipment	332,887	—	—	—
Security deposits	11,689	—	—	—
Intangible assets, subject to amortization	1,200,000	—	—	—
Goodwill	7,456,398	—	—	—
Working capital liabilities assumed	(3,296,749)	—	—	—

	$8,781,101	$—	$—	$—

See notes to consolidated financial statements.

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

Organization and principal business activity: SPS Holdco, LLC is a holding company, the principal asset of which consists of all of the outstanding stock of Strategic Products and Services, LLC, the wholly owned subsidiary. Strategic Products and Services, LLC and its wholly owned subsidiary, Providea Conferencing, LLC, provides integrated communications equipment and services for voice solutions and data networking applications. SPS Holdco, LLC is headquartered in Parsippany, New Jersey. Through its headquarters and remote offices, it services locations both domestically and internationally.

Basis of presentation: The accompanying consolidated financial statements include the accounts of SPS Holdco, LLC and its wholly owned subsidiary, Strategic Products and Services, LLC, and its wholly owned subsidiary, Providea Conferencing, LLC (collectively, the Company). Intercompany balances and transactions have been eliminated in consolidation.

Unaudited Interim Financial Information: The accompanying interim consolidated balance sheet as of June 30, 2017 and the consolidated statements of operations, and cash flows for the six months ended June 30, 2016 and 2017, and the consolidated statement of members’ equity for the six months ended June 30, 2017 and the related footnote disclosures, or collectively, the unaudited interim consolidated financial statements, are unaudited. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the annual consolidated financial statements and, in the opinion of management, reflect all adjustments necessary to present fairly its consolidated financial position as of June 30, 2017 and its results of operations and cash flows for the six months ended June 30, 2016 and 2017. The results for the six months ended June 30, 2016 and 2017 are not necessarily indicative of the results expected for the full fiscal year or any other period.

Inventory: Inventory, which consists entirely of finished goods, is stated at the lower of cost (determined by the average-cost method) or market.

Depreciation and amortization: Property and equipment is recorded at cost. The Company utilizes the straight-line method of depreciation based on the estimated useful lives of the respective assets ranging from 3 to 10 years. Leasehold improvements are amortized over the shorter of the estimated useful lives or the life of the related lease.

Goodwill: The Company’s goodwill was recorded as a result of the Company’s business combinations. The Company has recorded these business combinations using acquisition accounting. The Company tests its recorded goodwill for impairment on an annual basis at October 1, or more often if indicators of potential impairment exist, by determining if the carrying value of each reporting unit exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets and the Company’s overall business and significant negative industry or economic trends. During 2015, the Company determined that no impairment of goodwill existed because the estimated fair value of its reporting unit exceeded its carrying amount. During 2016, the Company recorded an impairment charge of $70,861,416. There were no impairment losses recorded during the six months ended June 30, 2017 (unaudited).

Intangible assets subject to amortization: Intangible assets consist of trade names and trademarks, customer relationships, customer backlog and noncompete agreements, which are being amortized over the estimated useful life of each, which range from 6 months to 15 years. The Company reviews for possible impairment whenever circumstances indicate the carrying value of the assets may not be recoverable. A loss is recognized in the consolidated statements of income if it is determined that an impairment exists based on expected future undiscounted cash flows. The amount of the impairment is the excess of the carrying amount of the impaired asset over its fair value. There were no impairment losses recorded during the years ended December 31, 2016 and 2015 or the six months ended June 30, 2017 (unaudited).

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Revenue recognition: The Company recognizes systems sales revenue upon shipment of the equipment and installation services revenue upon completion of the installation of the system. Services revenue earned from maintenance contracts is recognized ratably over the term of the underlying contract on a straight-line basis. Deferred revenue is comprised primarily of the unearned portion of maintenance revenues paid in advance. Third-party costs associated with servicing these maintenance contracts are netted against deferred revenue in the consolidated balance sheets. These costs are expensed ratably over the term of the underlying contracts.

The Company recognizes revenue from managed service arrangements whereby the Company provides monthly maintenance and on-site technical support. Revenue is recognized monthly as services are provided.

The Company enters into multiple deliverable arrangements, which may include various combinations of products, installation services, maintenance contracts and managed services. Most product and service deliverables qualify as separate units of accounting and can be sold on a standalone basis. A deliverable constitutes a separate unit of accounting when it has standalone value and, where return rights exist, delivery or performance of the undelivered items is considered probable and substantially within the Company’s control. Most of the Company’s solutions have both software and non-software components that function together to deliver the products’ essential functionality. For these multiple deliverable arrangements, the Company allocates revenue to the deliverables based on their relative selling prices. To the extent that a deliverable is subject to specific guidance on whether and/or how to allocate the consideration in a multiple deliverable arrangement, that deliverable is accounted for in accordance with such specific guidance. The Company limits the amount of revenue recognition for delivered items to the amount that is not contingent on the future delivery of products or services or meeting other future performance obligations.

The Company allocates revenue based on a selling price hierarchy of vendor-specific objective evidence, third-party evidence, and then selling price. Vendor-specific objective evidence is based on the price charged when the deliverable is sold separately. Third-party evidence is based on largely interchangeable competitor products or services in standalone sales to similarly situated customers. As the Company is unable to reliably determine what competitors products’ selling prices are on a standalone basis, the Company is not typically able to determine third-party evidence. Estimated selling price is based on the Company’s best estimates of what the selling prices of deliverables would be if they were sold regularly on a standalone basis. Estimated selling price is established considering multiple factors including, but not limited to, pricing practices in different geographies and through different sales channels, major product and services groups, and customer classifications.

The Company considers the principal versus agent accounting guidance to determine if the Company is the primary obligor in the arrangement and if revenue should be recognized gross or net of the associated costs. Applying the principal versus agent accounting guidance is a matter of judgment based on consideration of several factors and indicators.

Revenue from the sale of third-party retail maintenance contracts is recognized net of the related cost of revenue. In third-party retail maintenance contracts, all services are provided by third-party providers and, as a result, the Company concluded that it is acting as an agent and is not considered the primary obligor. As the Company is under no obligation to perform additional services, revenue is recognized net at the time of sale.

Revenue from the sale of third-party wholesale maintenance contracts is recognized on a gross basis over the life of the contract with the selling price to the customer recorded as revenue and the acquisition cost recorded as cost of revenue. Based upon the evaluation of indicators for net and gross reporting, the Company has concluded that it is acting as a principal in these contracts.

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Income taxes: The Company is a limited liability company and, as such, is taxed as a partnership and the members separately account for their pro-rata shares of the Company’s income for federal and state income tax purposes. In addition, the Company is required to pay franchise tax and unincorporated business tax in the local jurisdictions.

The Company follows the accounting standard on accounting for uncertainty in income taxes ASC 740-10, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods. The Company recognizes interest and penalties, if any, in its provision for income taxes.

Cash and cash equivalents: The Company considers all highly liquid investments with a maturity of three months or less at time of purchase to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at several institutions exceed Federal Deposit Insurance Corporation (FDIC) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.

Shipping costs: Shipping costs of approximately $1,747,000 and $1,671,500 and are included in cost of goods sold for the years ended December 31, 2015 and 2016, respectively. Shipping costs of approximately $472,000 and $245,000 are included in cost of goods sold for the six months ended June 30, 2016 and 2017 (unaudited), respectively.

Customer deposits: The Company recognizes sales upon delivery and installation of equipment. Customer deposits are monies advanced by customers in advance of installation.

Financing costs: Costs incurred to secure long-term debt are recorded as a discount on the debt and amortized as a component of interest expense using the effective interest method over the term of the associated debt.

Advertising: Total advertising costs for the years ended December 31, 2015 and 2016 were each approximately $1,250,000. Total advertising costs for the six months ended June 30, 2016 and 2017(unaudited) were each approximately $625,000.

Recently issued accounting pronouncement: In January 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2017-01, Business Combinations: Clarifying the Definition of a Business. The amendment clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact that ASU 2017-01 will have on the Company’s consolidated financial statements.

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments. The amendments in this update provide specific guidance on the eight cash flow classification issues included in the amendments in this update. The guidance will be effective for fiscal years beginning after December 15, 2018. Early adoption is permitted for annual and interim periods. The Company is currently assessing the impact that ASU 2016-15 will have on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The update simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2017, and interim periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently assessing the impact that ASU 2016-09 will have on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost and net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. This ASU will be effective for the Company for fiscal years beginning after December 15, 2016. Early adoption of ASU 2015-11 is permitted. The Company is currently evaluating the effects adoption of this guidance will have on its consolidated financial statements.

In April, 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest—Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by this ASU. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. The Company does not believe this standard will have a material impact on the Company’s consolidated financial position or results of its operations.

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. Generally Accepted Accounting Principles (U.S. GAAP) when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company is evaluating the effect that the standard will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

Note 2. Acquisitions

ExtraTeam, Inc: On March 2, 2015, Strategic Products and Services, LLC acquired certain assets and assumed certain liabilities of ExtraTeam, Inc. (ExtraTeam) through an asset acquisition for a purchase price of $8,500,000 prior to working capital adjustments of $150,698. The aggregate purchase consideration was funded with cash consideration of $8,340,302. Located in Pleasanton, California, ExtraTeam provides computer network solutions and consulting services for businesses to ensure secure and efficient access to their information and technology systems. The acquisition allows for the Company to broaden its geographic reach and strengthen existing partner relationships.

This acquisition was accounted for as a business combination and, accordingly, the aggregate purchase price was allocated to the underlying assets and liabilities based upon their respective fair value at the date of acquisition. The excess of the cost over the fair value of the net assets acquired is $7,286,171 and is recorded as goodwill. Acquisition costs of approximately $220,000 are included in selling, general and administrative expenses in the consolidated statements of income for the year ended December 31, 2015. Goodwill is deductible for income tax purposes.

The following table summarizes the estimated fair value of the assets acquired at the date of the acquisition:

Working capital assets acquired	$3,299,144
Property and equipment	155,697
Security deposits	10,000
Intangible assets, subject to amortization	1,000,000
Goodwill	7,286,171
Working capital liabilities assumed	(3,410,710)

$8,340,302

AdCap Network Systems, Inc: On October 15, 2015, Strategic Products and Services, LLC acquired certain assets and assumed certain liabilities of AdCap Network Systems, Inc. (AdCap) for an aggregate purchase price of approximately $8,800,000. The aggregate purchase consideration was funded with cash consideration. This acquisition was accounted for as a business combination and, accordingly, the aggregate purchase price was allocated to the underlying assets and liabilities based upon their respective fair value at the date of acquisition. The excess of the cost over the fair value of the net assets acquired is $7,456,398 and is recorded as goodwill. Acquisition costs of approximately $400,000 are included in selling, general and administrative expenses in the consolidated statements of income for the year ended December 31, 2015. Goodwill is deductible for income tax purposes.

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Acquisitions (Continued)

The following table summarizes the estimated fair value of the assets acquired at the date of the acquisition:

Cash Consideration	$8,781,101

Working capital assets acquired	$3,076,876
Property and equipment	332,887
Security deposits	11,689
Intangible assets, subject to amortization	1,200,000
Goodwill	7,456,398
Working capital liabilities assumed	(3,296,749)

$8,781,101

IPV Gateways Inc: On November 27, 2015, Strategic Products and Services , LLC acquired certain customer relationship assets of IPV Gateways Inc (IPV) in exchange for cash consideration of approximately $1,100,000. The transaction is being treated as an asset purchase with the consideration included in customer relationships within intangible assets in the consolidated balance sheets at December 31, 2015.

Note 3. Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on the history of past write-offs and collections, and current conditions.

Note 4. Inventory

Inventory, net, consists of the following:

	As of December 31,		As of June 30,
	2015	2016	2017
			(unaudited)
Inventory	$14,802,762	$12,700,589	$7,572,513
Less reserve for obsolescence	250,000	1,485,989	1,932,799

	$14,552,762	$11,214,600	$5,639,714

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 5. Property and Equipment

Property and equipment consists of the following:

	As of December 31,		As of June 30,
	2015	2016	2017
			(unaudited)
Company vehicles	$80,132	$26,581	$15,614
Office furniture and fixtures	1,616,128	1,945,926	1,942,799
Computer systems development	4,984,382	6,547,434	8,217,720
Equipment	30,925,325	37,532,285	40,051,489
Construction in progress	81,550	—	530,000
Leasehold improvements	538,062	1,814,366	1,814,365

	38,225,579	47,866,592	52,571,987
Less accumulated depreciation and amortization	22,549,386	28,312,465	31,360,860

	$15,676,193	$19,554,127	$21,211,127

Depreciation and amortization expense on property and equipment was approximately $4,784,000 and $5,763,000 for the years ended December 31, 2015 and 2016, respectively. Depreciation and amortization expense on property and equipment was approximately $2,625,000 and $5,059,000 for the six months ended June 30, 2016 and 2017 (unaudited), respectively.

Note 6. Goodwill

The following table summarizes the changes in goodwill:

	As of December 31,		As of June 30,
	2015	2016	2017
			(unaudited)
Beginning of year, gross amount	$128,386,981	$143,129,550	$71,916,000
Acquisitions	14,742,569	—	—
Measurement period adjustments	—	(352,134)	—
Impairment charge	—	(70,861,416)	—

End of year, net carrying amount	$143,129,550	$71,916,000	$71,916,000

The Company tests its recorded goodwill for impairment on an annual basis at October 1 using significant other unobservable inputs (Level 3 of the fair value hierarchy) including historical or projected future operating results, significant changes in the manner of use of the acquired assets and the Company’s overall business and, significant negative industry or economic trends. At December 31, 2016, the Company recorded an impairment charge of $70,861,416.

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Intangible Assets

The following is a summary of amortizable intangibles:

	Cost	Amortization Through June 30, 2017	Net Carrying Value, June 30, 2017
		(unaudited)
Trade names	$24,800,000	$11,612,639	$13,187,361
Customer relationships	52,683,871	41,641,310	11,042,561
Customer backlog	2,200,000	2,200,000	—
Noncompete agreements	2,400,000	2,266,667	133,333

	$82,083,871	$57,720,616	$24,363,255

	Cost	Amortization Through December 31, 2016	Net Carrying Value, December 31, 2016
Trade names	$24,800,000	$10,616,390	$14,183,610
Customer relationships	52,683,871	39,593,491	13,090,380
Customer backlog	2,200,000	2,200,000	—
Noncompete agreements	2,400,000	2,133,333	266,667

	$82,083,871	$54,543,214	$27,540,657

	Cost	Amortization Through December 31, 2015	Net Carrying Value, December 31, 2015
Trade names	$24,800,000	$8,469,722	$16,330,278
Customer relationships	52,683,871	33,183,653	19,500,218
Customer backlog	2,200,000	2,200,000	—
Noncompete agreements	2,400,000	1,733,333	666,667

	$82,083,871	$45,586,708	$36,497,163

Trade names, customer backlog and noncompete agreements are amortized using the straight-line method over the estimated useful life ranging from 6 months to 15 years. Customer relationships have been assigned a useful life ranging from 5 years to 10 years and are being amortized using accelerated methods.

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Intangible Assets (Continued)

Future amortization expense related to intangible assets is as follows:

Year ending December 31 (unaudited):
2017 (remaining 6 months)	$3,514,633
2018	5,017,433
2019	3,811,683
2020	2,862,145
2021	1,875,299
2022	1,531,208
Thereafter	5,750,854

$24,363,255

Note 8. Long-Term Debt

The Company has a credit agreement with Madison Capital Funding, LLC (Madison Capital), which has been periodically amended. In June 2014, in connection with a prepayment on the debt, the Company amended its credit agreement, which at the time had a principal loan balance of $80,958,141. The amended interest rate was adjusted to 5.5% per annum. The loan is payable in quarterly installments of $1,124,419 beginning in June 30, 2014 with the final balloon payment due October 19, 2018. The loan agreement requires, among other things, mandatory prepayments for excess cash flows and maintenance by the Company of minimum ratios of fixed charge coverage, total debt to EBITDA, and capital expenditures. All debt financing costs are treated as a debt discount and reduce the long-term portion of the debt. The debt discount is accreted back to the principal through interest expense over the life of the loan. Interest expense for the years ended December 31, 2015 and 2016 was approximately $5,915,000 and $6,157,000, respectively. Interest expense for the six months ended June 30, 2016 and 2017 (unaudited) was approximately $2,783,000 and $3,722,000, respectively.

The Company also has a revolving line of credit with Madison Capital which bears interest at 7.25% per annum and had an original maturity date of October 19, 2018.

On August 16, 2017, the debt was repaid as part of the transaction with ConvergeOne, Inc. (see note 13).

The following tables show the breakdown of debt:

	As of December 31,		As of June 30,
	2015	2016	2017
			(unaudited)
Line of Credit	$10,500,000	$6,935,620	$9,424,346
Madison Capital debt	74,297,086	69,926,669	69,039,932

	84,797,086	76,862,289	78,464,278
Less:
Current portion	(14,870,417)	(75,531,893)	(77,846,551)
Discount on debt, net	(2,217,694)	(1,330,396)	(617,727)

	$67,708,975	$—	$—

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 9. Risk of Concentration

The Company sells communications systems under a dealer agreement with Avaya, Inc. (Avaya). In 2016 and 2015, a majority of the Company’s communications equipment sales were Avaya products purchased from ScanSource Catalyst. The Company sells conferencing systems under dealer agreements with Cisco Systems, Inc. (Cisco) and Polycom, Inc. (Polycom). In 2016, a majority of the Company’s conferencing equipment sales were Cisco and Polycom products purchased either from these dealers or their primary vendors.

Avaya filed for reorganization under Chapter 11 on January 19, 2017. As a result of this, new or existing customers may elect to delay purchasing decisions with respect to Avaya technology. Delays in customer purchasing decisions, or an election by the Company’s customers to purchase alternative technology offerings from the Company or its competitors, could result in lower revenues, gross profits or gross margins. The Bankruptcy Court approved Avaya’s plan of reorganization and Avaya emerged from bankruptcy proceedings in the fourth quarter of 2017. Management continues to evaluate the impact that Avaya’s reorganization has had on the Company’s results of operations and financial condition.

Note 10. Members’ Equity

The Company’s equity is divided into three classes of units, consisting of units of Preferred Membership Interests (Preferred Units), units of Common Membership Interests (Common Units) and units of Junior Membership Interests (Junior Performance Units). The total units authorized are (i) 100,000,000 Preferred Units, of which none were issued and outstanding on December 31, 2016 and 2015, respectively, (ii) 118,700,000 Common Units, of which 115,744,130 and 116,157,173 were issued and outstanding on December 31, 2016 and 2015, respectively, and (iii) 13,000,000 Junior Performance Units were authorized.

In March 2015, the Company sold 500,000 common units to an employee at a purchase price of $1.00 per share for an aggregate purchase price of $500,000.

In October 2015, the Company sold 400,000 common units to an employee at a purchase price of $1.00 per share for an aggregate purchase price of $400,000. In connection with this sale, the Company issued a note receivable to the employee for $400,000 and the note bears interest at 4.00% per annum. The note receivable is due in October 2025. The note receivable has been recorded as contra-equity in the Company’s consolidated statements of members’ equity as of December 31, 2015.

On December 31, 2015, the Company agreed to repurchase 250,000 Common Units from an existing shareholder for $287,500. The Company repaid the shareholder in 2016. At December 31, 2015, the repurchase price is recorded as due to shareholder on the consolidated balance sheets.

In February 2016, the Company sold 86,957 common units to an employee at a purchase price of $1.15 per share for an aggregate purchase price of $100,000. In connection with this sale, the Company issued a note receivable to the employee for $100,000 and the note bears interest at 1.80% per annum. The note receivable is due in February 2024. The note receivable has been recorded as contra-equity in the Company’s consolidated statements of members’ equity as of December 31, 2016.

In July 2016, the Company repurchased 400,000 Common Units from an existing shareholder in exchange for the cancellation of the principal balance of the note receivable of $400,000.

In August 2016, the Company repurchased 100,000 Common Units from an existing shareholder for $100,000.

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Members’ Equity (Continued)

Preferred units: The Preferred Unit original issue price is equal to $1.00. No holder of Preferred Units shall be entitled to vote on any matter submitted to a vote of its members. Preferred Unitholders are entitled to a 10% Preferred Yield per annum.

Common units: The Common Unit original issue price is equal to $1.00. Subject to the applicable provisions of the Unitholder Agreement, the holders of the Common Units shall have the general right to vote for all purposes, including the election of directors of the Board of Directors. Each holder of Common Units shall be entitled to one vote for each unit held. There shall be no cumulative voting.

Junior performance units: From time to time, Junior Performance Units may be awarded to the extent authorized by the board of directors. No capital contribution will be required to be made by the holders of the Junior Performance Units. The Junior Performance Units shall be unvested at issuance and shall vest 20% ratably through the fifth anniversary of their issuance provided that (i) upon the initial public offering of the Company on or prior to the fifth anniversary of the Issue Date, an additional 20% of the Junior Performance Units shall vest and (ii) upon a Change of Control, all unvested Junior Performance Units shall immediately vest. As of December 31, 2015 and 2016, respectively, 7,179,766 and 8,679,684 awards had been issued. As of December 31, 2015, approximately 4,239,000 units had vested. Compensation expense related to these awards for the years ended December 31, 2015 and 2016 was approximately $370,000 and $128,000, respectively. Total unrecognized compensation expense related to these awards at December 31, 2015 and 2016 was approximately $660,000 and $201,000, respectively.

Note 11. Commitments and Contingencies

Operating leases: The Company leases office and warehouse space in various locations.

The following is a schedule of future minimum rental payments required for all noncancelable operating leases that have remaining lease terms in excess of one year at December 31, 2016 (the last of which expires in 2026) are approximately:

Operating Leases:

Year ending December 31 (unaudited):
2017 (remaining 6 months)	$1,159,000
2018	1,620,000
2019	1,068,000
2020	635,000
2021	310,000
2022	318,000
Thereafter	1,075,000

$6,185,000

SPS Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 11. Commitments and Contingencies (Continued)

Certain equipment is leased on a short-term or month-to-month basis. Certain leases have annual rentals that increase over the period of the lease. For financial statement purposes, rent expense is being recorded on a straight-line basis over the lease terms. Accordingly, deferred rent consists of deferred rent credits for the excess of the straight-line rent over the amount payable pursuant to the leases. Deferred rent of approximately $250,000 and $500,000 at December 31, 2015 and 2016, respectively is included in accrued expenses on the balance sheets. Deferred rent of approximately $487,000 at June 30, 2017 (unaudited) is included in accrued expenses on the balance sheets. Rent expense under all operating leases for years ended December 31, 2015 and 2016 was approximately $2,315,000 and $2,585,000, respectively. Rent expense under all operating leases for the six months ended June 30, 2016 and 2017 (unaudited) was approximately $1,567,000 and $1,134,000, respectively.

Capital Leases: As of December 31, 2016, the Company has capital lease obligations of approximately $17,000 from equipment leases assumed in the transactions noted in Note 2. These leases mature at various times through 2018.

Note 12. Employee Benefit Plan

The Company has a 401(k) deferred income plan covering substantially all eligible employees over 21 years of age. Employees may voluntarily contribute from 1% to 15% of their annual salaries and the Company will match 25% of the first 6% of the employees’ contribution. Total employee benefit plan expense for years ended December 31, 2015 and 2016 was approximately $406,000 and $497,000, respectively. Total employee benefit plan expense for six months ended June 30, 2016 and 2017 (unaudited) was approximately $203,000 and $249,000, respectively.

Note 13. Subsequent Events

The Company has evaluated subsequent events through February 26, 2018, which is the date the consolidated financial statements were available to be issued.

On May 17, 2017, the Company entered into a Forbearance Agreement with Madison Capital as a result of certain specified events of default on their credit agreement. The Forbearance Agreement was scheduled to expire on September 30, 2017. Included within the terms of the Forbearance Agreement is a sale covenant

On August 16, 2017, the Company entered into a merger agreement with ConvergeOne, Inc. to sell the outstanding units of the Company for a base purchase price of $70,000,000 subject to certain purchase price adjustments. As a result of the transaction, the outstanding debt with Madison Capital was repaid and the Forbearance Agreement was terminated.